Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated May 2, 2006 on our audits of the financial statements of Valley Forge Composite Technologies, Inc. as of and for the years ended December 31, 2005 and 2004 included in this Form SB-2 registration statement and prospectus and to the reference to us under the heading "experts" in the propectus which is part of the registration statement.

/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
November 13, 2006